FOR IMMEDIATE RELEASE

CONTACT:
Stockholder Relations
214/ 874-2354


                          CAPSTEAD MORTGAGE CORPORATION
                       ANNOUNCES FIRST QUARTER NET INCOME


           DALLAS - April 24, 2003 - Capstead Mortgage Corporation (NYSE: CMO) today reported net income of $17,543,000, or $0.75 per diluted common share, for the quarter ended March 31, 2003, compared to $28,375,000, or $1.43 per diluted common share, for the first quarter of 2002. Operating income, calculated after excluding depreciation on real estate, gain on asset sales and the dilutive effects of the Series B preferred shares, was $0.82 per common share for the first quarter of 2003, compared to $0.95 for the fourth quarter of 2002 and $1.65 for the first quarter of 2002.

First Quarter Results and Related Discussion

           As anticipated, Capstead's first quarter operating income was impacted by further declines in the size of the Company's portfolio of mortgage securities and similar investments. The portfolio, which consists largely of adjustable-rate mortgage ("ARM") Fannie Mae, Freddie Mac and Ginnie Mae securities, declined by $184 million during the first quarter primarily as a result of runoff caused by mortgage prepayments. Financing spreads (the difference between the yields earned on these investments and the rates charged on related borrowings) declined only slightly this quarter as lower borrowing rates substantially offset declines in portfolio yields.
           The overall yield earned on the portfolio averaged 4.35% during the first quarter of 2003, a decline of 30 basis points from an average yield of 4.65% earned during the previous quarter. Yields on ARM securities fluctuate as coupon interest rates on the underlying mortgage loans reset to reflect current interest rates and are expected to continue to decline in the coming quarters. For example, if interest rates stabilize at current rates, the average yield on the portfolio could decline approximately 77 basis points by the first quarter of 2004. Actual yields will depend on portfolio composition as well as fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments.
           Average rates on related borrowings were 1.34% during the first quarter of 2003. The November 2002 action taken by the Federal Reserve to reduce the Federal Funds Rate by 50 basis points, together with market expectations that the Federal Funds Rate could be reduced further, led to a 28 basis point decline in the Company's average borrowing rates during the first


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quarter. Further declines in borrowing rates, if any, are not expected to fully offset the effects on earnings of declining portfolio yields and balances. The Company's borrowing rates depend on actions by the Federal Reserve to change short-term interest rates, market expectations of future changes in short-term interest rates and the extent of changes in financial market liquidity.
           Commenting on the Company's operations, Wesley R. Edens, Chairman of the Board and Chief Executive Officer, said, "Operating income for the first quarter of 2003 declined as yields on the portfolio of adjustable-rate securities continued to reset lower. With continuing declines in both the size of Capstead's portfolio of adjustable-rate securities and in average yields, the recent trend of smaller contributions to operating income from this portfolio is expected to continue in the coming quarters absent significant levels of new investments. The first quarter common dividend included the distribution of gains of $0.12 per share from the redemption of remaining bonds on several securitizations previously issued by the Company. Although additional gains from the redemption of previously issued securitizations could occur in the coming quarters, the amount and timing of any such gains is dependent upon future market conditions.
           "We continue to evaluate suitable real estate-related investments, which may include credit-sensitive assets intended to produce attractive returns due largely to a higher risk of default and reduced liquidity compared to residential ARM securities. New investments such as these may help to provide more stability to future operating income; however, they likely will not offset declining earnings from our existing portfolio. Further, as seen in recent quarters, additional investment opportunities may not be available on a timely basis. As a result, we anticipate that quarterly operating income and common dividends will continue trending lower."

Book Value per Common Share

           As of March 31, 2003, the Company's book value per common share was $8.10, a decline of $0.13 from December 31, 2002. Book value declined primarily because of dividend payments in excess of quarterly net income and a reduction in the aggregate unrealized gain on the Company's investments (most of which are debt securities carried at fair value with changes in fair value reflected in stockholders' equity) as a result of runoff caused by mortgage prepayments. This unrealized gain can be expected to continue to decline with runoff and to fluctuate with changes in interest rates and market liquidity, and such changes will largely be reflected in book value per common share. Book value will also be affected by other factors, including the level of dividend distributions and depreciation charges on net-leased real estate; however, temporary changes in fair values of investments not held in the form of debt or equity securities generally will not affect book value.

                                    * * * * *

           Capstead Mortgage Corporation, a real estate investment trust, earns income from investing in real estate-related assets and other investment strategies.


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           This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.



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



                                              CAPSTEAD MORTGAGE CORPORATION
                                               CONSOLIDATED BALANCE SHEETS
                                        (In thousands, except per share amounts)


                                                                                           March 31, 2003         December 31, 2002
                                                                                           --------------         -----------------
                                                                                             (unaudited)

Assets
   Mortgage securities and similar investments
      ($2.1 billion pledged under repurchase arrangements)                                      $2,247,308             $2,431,519
   CMO collateral and investments                                                                  779,453              1,083,421
                                                                                                ----------             ----------
                                                                                                 3,026,761              3,514,940
   Real estate held for lease, net of accumulated depreciation                                     136,195                137,122
   Receivables and other assets                                                                     53,013                 55,863
   Cash and cash equivalents                                                                        74,681                 59,003
                                                                                                ----------             ----------
                                                                                                $3,290,650             $3,766,928
                                                                                                ==========             ==========


Liabilities
   Repurchase arrangements and similar borrowings                                               $2,079,126             $2,145,656
   Collateralized mortgage obligations ("CMOs")                                                    776,301              1,074,779
   Borrowings secured by real estate                                                               120,348                120,400
   Incentive fee payable to management and affiliate                                                   906                  5,986
   Common dividend payable                                                                          13,131                116,585
   Accounts payable and accrued expenses                                                             4,162                  4,944
                                                                                                ----------             ----------
                                                                                                 2,993,974              3,468,350
                                                                                                ----------             ----------

Stockholders' equity
   Preferred stock - $0.10 par value; 100,000 shares authorized:
        $1.60 Cumulative Preferred Stock, Series A, 214 and 219 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively
           ($3,505 aggregate liquidation preference)                                                 2,989                  3,058
        $1.26 Cumulative Convertible Preferred Stock, Series B, 15,820 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively
           ($180,026 aggregate liquidation preference)                                             176,708                176,708
   Common stock - $0.01 par value; 100,000 shares authorized;
      13,970 and 13,962 shares issued and outstanding at
      March 31, 2003 and December 31, 2002, respectively                                               140                    140
   Paid-in capital                                                                                 458,363                458,919
   Accumulated deficit                                                                            (387,718)              (387,718)
   Accumulated other comprehensive income                                                           46,194                 47,471
                                                                                                ----------             ----------
                                                                                                   296,676                298,578
                                                                                                ----------             ----------

                                                                                                $3,290,650             $3,766,928
                                                                                                ==========             ==========

Book value per common share                                                                         $8.10                  $8.23



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




                                                              CAPSTEAD MORTGAGE CORPORATION
                                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        (In thousands, except per share amounts)
                                                                       (Unaudited)


                                                                                                  Quarter Ended March 31
                                                                                          -----------------------------------------
                                                                                                2003                       2002
                                                                                          -----------------           -------------

Interest income:
   Mortgage securities and similar investments                                                  $25,137                     $45,768
   CMO collateral and investments                                                                14,968                      37,434
                                                                                               --------                    --------

        Total interest income                                                                    40,105                      83,202
                                                                                               --------                    --------

Interest and related expense:
   Repurchase arrangements and similar borrowings                                                 7,219                      14,047
   CMO borrowings                                                                                15,339                      37,986
   Mortgage insurance and other                                                                     109                         168
                                                                                               --------                    --------
        Total interest and related expense                                                       22,667                      52,201
                                                                                               --------                    --------
           Net margin on financial assets                                                        17,438                      31,001
                                                                                               --------                    --------


Real estate lease income (affiliated)                                                             2,521                           -
                                                                                               --------                    --------

Real estate-related expense:
      Interest                                                                                    1,092                           -
      Depreciation                                                                                  927                           -
                                                                                               --------                    --------
        Total real estate-related expense                                                         2,019                           -
                                                                                               --------                    --------
           Net margin on real estate held for lease                                                 502                           -
                                                                                               --------                    --------

Other revenue (expense):
   Gain on asset sales and CMO redemptions                                                        1,748                           -
   CMO administration and other                                                                     220                         447
   Management and affiliate incentive fee                                                          (906)                     (1,594)
   Other operating expense                                                                       (1,459)                     (1,479)
                                                                                               --------                    --------
        Total other revenue (expense)                                                              (397)                     (2,626)
                                                                                               --------                    --------

Net income                                                                                      $17,543                     $28,375
                                                                                                =======                     =======

Net income                                                                                      $17,543                     $28,375
Less preferred share dividends                                                                   (5,070)                     (5,099)
                                                                                               --------                    --------

Net income available to common stockholders                                                     $12,473                     $23,276
                                                                                                =======                     =======

Net income per common share:
   Basic                                                                                         $0.90                       $1.68
   Diluted                                                                                        0.75                        1.43

Cash dividends declared per share:
   Common                                                                                        0.940                      $1.650
   Series A Preferred                                                                            0.400                       0.400
   Series B Preferred                                                                            0.315                       0.315


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



                                                             CAPSTEAD MORTGAGE CORPORATION
                                                                 MARKET VALUE ANALYSIS
                                                                     (In thousands)
                                                                       (Unaudited)


                                                                   March 31, 2003                                December 31, 2002
                                                                                                                 -----------------
                                    ---------------------------------------------------------------------------------
                                      Principal        Premium            Basis          Market           Unrealized     Unrealized
                                                                                                           Gains            Gains
                                       Balance       (Discount)                           Value            (Losses)        (Losses)
                                    ------------    ------------     --------------    ------------     -------------   -----------

Debt securities held available-
 for-sale: (a)
   Agency securities:
      Fannie Mae/Freddie Mac:
        Fixed-rate                  $     1,331      $       6        $     1,337       $      1,461     $      124      $      139
        ARMs:
           LIBOR/CMT                  1,038,821         14,948           1,053,769         1,077,920         24,151          25,679
           COFI                         118,390         (3,425)            114,965           120,523          5,558           5,774
      Ginnie Mae ARMs                   783,592          8,707             792,299           806,056         13,757          12,792
                                     ----------      ---------        ------------      ------------     ----------      ----------
                                      1,942,134         20,236           1,962,370         2,005,960         43,590          44,384

   Non-agency Securities (b)             74,179            669              74,848            76,110          1,262           1,504

   CMBS (b)                              93,285           (230)             93,055            93,114             59              82

   CMO collateral and investments        21,384             74              21,458            22,183            725             871
                                     ----------      ---------        ------------      ------------     ----------      ----------

                                    $ 2,130,982        $20,749          $2,151,731        $2,197,367        $45,636        $ 46,841
                                     ==========        =======          ==========        ==========        =======        ========

Debt securities held-to-maturity: (c)
   Released CMO collateral:
      Agency securities             $     1,792      $      13         $     1,805      $      1,969     $      164      $      192
      Non-agency securities              32,318          1,580              33,898            33,304           (594)             52
   CMO collateral                       747,857          9,413             757,270           756,025         (1,245)         (3,844)
                                     ----------      ---------         -----------      ------------     ----------      ----------
                                    $   781,967        $11,006         $   792,973      $    791,298     $   (1,675)     $   (3,600)
                                    ===========        =======         ===========       ===========       ========       =========





(a) Unrealized gains and losses on investments in debt and equity securities classified as available-for-sale are recorded in stockholders' equity as a component of "Accumulated other comprehensive income." Gains or losses are recognized in operating results only if sold. Investments in a commercial loan syndication and real estate held for lease are not classified as debt securities. Consequently, these assets are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b) As of the indicated dates, these portfolios consisted of adjustable-rate investments.

(c) Investments in debt and equity securities classified as held-to-maturity are carried on the balance sheet at amortized cost.


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



                                                      CAPSTEAD MORTGAGE CORPORATION
                                                      PORTFOLIO YIELD/COST ANALYSIS
                                                          (Dollars in thousands)
                                                                (Unaudited)






                                     1st Quarter Average (a)                  As of March 31, 2003
                           --------------------------------------------   -----------------------------   Projected      Lifetime
                                                Actual         Actual       Premiums                     2nd Quarter    Prepayment
                                 Basis        Yield/Cost       Runoff      (Discounts)     Basis (a)     Yield/Cost (b) Assumptions
                          ----------------   ------------    ---------   ------------    -------------   -------------- -----------

Agency securities:
   Fannie Mae/Freddie Mac:
     Fixed-rate             $       3,332       9.33%          43%       $       19    $       3,142         9.41%         30%
     ARMs:
        LIBOR/CMT               1,097,642       4.04           26            14,948        1,053,769         3.69          40
        COFI                      119,583       4.93           23            (3,425)         114,965         4.63          20
   Ginnie Mae ARMs                844,300       4.54           38             8,707          792,299         4.41          26
                             ------------                                 ---------     ------------
                                2,064,857       4.30           31            20,249        1,964,175         4.05          33

Non-agency securities              99,166       4.81           28             2,249          108,746         3.96          40

CMBS and other
   commercial loans               141,678       4.68           29              (202)         129,476         5.22           -
                             ------------                                 ---------     ------------
                                2,305,701       4.35           32           $22,296        2,202,397         4.10          31
                                                                            =======

Borrowings                      2,148,401       1.34                                       2,079,126         1.38
                              -----------                                                -----------

Capital employed/
   financing spread           $   157,300       3.01                                     $   123,271         2.72
                              ===========                                                ===========

Return on assets (c)                            3.10                                                         2.83







(a) Basis represents the Company's investment before unrealized gains and losses. Actual asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b) Projected annualized yields reflect ARM coupon resets and lifetime prepayment assumptions as adjusted for expected prepayments over the next three months, as of the date of this press release. Actual yields realized in future periods will largely depend upon (i) changes in portfolio composition, (ii) ARM coupon resets, (iii) actual prepayments and (iv) any changes in lifetime prepayment assumptions.

(c) The Company generally uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.



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

                                                      CAPSTEAD MORTGAGE CORPORATION
                                                     COMPARISON OF OPERATING INCOME *
                                                      AND DILUTED INCOME PER SHARE
                                                (In thousands, except per share amounts)
                                                                 (Unaudited)




                                                                                       Quarter Ended
                                       ---------------------------------------------------------------------------------------------
                                             March 31, 2003                  December 31, 2002                 March 31, 2002
                                       ---------------------------      ---------------------------     ----------------------------
                                        Operating        Diluted          Operating       Diluted         Operating       Diluted

Net income                               $17,543          $17,543           $20,411        $20,411          $28,375        $28,375
Adjustments for:
   Depreciation on real estate               927                -               939              -                -              -
   Gain on asset sales and
      CMO redemptions                     (1,748)               -            (2,824)             -                -              -
   Series B preferred dividends           (4,983)               -            (4,983)             -           (4,990)             -
                                         -------          -------          --------       --------         --------       --------
                                         $11,739          $17,543           $13,543        $20,411          $23,385        $28,375
                                         =======          =======           =======        =======          =======        =======

Weighted average common
   shares outstanding                     13,935           13,935            13,880         13,880           13,823         13,823
Net effect of dilutive securities:
   Preferred B shares                          -            8,910                 -          5,689                -          5,638
   Stock options and other preferred
      shares                                 407              407               303            303              339            339
                                          ------          -------          --------       --------         --------       --------
                                          14,342           23,252            14,183         19,872           14,162         19,800
                                          ======          =======            ======         ======           ======         ======

                                          $ 0.82            $0.75             $0.95          $1.03            $1.65          $1.43
                                          ======           ======            ======         ======           ======         ======




* Capstead reports operating income per share calculated after excluding depreciation on real estate, gain on asset sales and CMO redemptions, and the dilutive effects of the Series B preferred shares. As such, operating income represents a measure of the amount of funds generated by operations, which may, at the discretion of Capstead's Board of Directors, be used for reinvestment or distributed to common stockholders as dividends. Depreciation on real estate, although an expense deductible for federal income tax purposes and therefore an item that reduces Capstead's REIT distribution requirements, is added back to arrive at operating income because it is a noncash expense. Gains are excluded because they are considered non-operating in nature and the amount and timing of any such gains are dependent upon future market conditions. Operating income per share excludes the dilutive effects of the Series B preferred shares because at the current market prices of both the common shares and Series B preferred shares, it is not economically advantageous to convert the shares. Consequently, few, if any, actual Series B conversions are expected. The Series B preferred shares are considered dilutive, for diluted net income per share purposes only, whenever annualized basic net income per share exceeds $2.23 ($1.26 Series B annualized dividend divided by the current conversion rate of 0.5653).



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